Exhibit 23.1

                          Independent Auditors' Consent


     We consent to the incorporation by reference in this Registration Statement of Possis Medical, Inc. on Form S-8 of our report dated August 31, 2001 appearing in the Annual Report on Form 10-K of Possis Medical, Inc. for the year ended July 31, 2001.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 7, 2002